POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Christopher M. Connor, Sean P. Hennessy,

Catherine M. Kilbane and Stephen J. Perisutti, or any of them signing singly, and with full power of substitution, as the

undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the U.S. Securities and

Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make

electronic filings with the SEC of reports required by Section

16(a) of the Securities Exchange Act of 1934 or any rule or

regulation of the SEC ("Section 16");

(2) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of The

Sherwin-Williams Company (the "Company"), Forms 3, 4, and 5

in accordance with Section 16;

(3) do and perform any and all acts for and on behalf of

the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file any such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with

Section 16.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing

attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of February, 2013.

     /s/ Thomas G. Kadien